UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 15, 2007
TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)
California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631

(Commission File Number)	(IRS Employer Identification No.)

14731 Califa Street, Van Nuys, California	91411

(Address of Principal Executive Offices)	(Zip Code)
(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement
On November 15, 2007, Trio-Tech (Chongqing) Co. Ltd., a wholly owned subsidiary of Trio-Tech International Pte. Ltd, which in turn is a wholly owned subsidiary of the Registrant, entered into a Supplement to that certain Contract for Joint Investment to Develop and Construct NO.B48 lot in Beibei District Beibei New Town Construction Area, entered into on August 27, 2007, with Jia Sheng Property Development Co. Ltd. (“JiaSheng”). On October 22, 2007, the parties received approval from the Chinese District Program Bureau to increase the building area under the original agreement by 9,885 square meters. As a result, the cost of the proposed building project increased. According to the original contract, Jiansheng would be solely responsible for any increased investments under that agreement. The purpose of the Supplement was to memorialize an agreement of the parties to the specific additional investment specified thereunder to cover such additional costs, but otherwise does not modify the investment obligations of the parties. Under the terms of the Supplement, the Company is required to invest an additional RMB$9,000,000 (Chinese yuan), or approximately $1,212,121 (U.S. dollars), based on the exchange rate as of November 15, 2007 published by the Federal Reserve Statistical Release.
The foregoing is a summary of the terms and conditions of the Supplement for the “Contract for Joint Investment to Develop and Construct NO.B48 lot in Beibei District Beibei New Town Construction Area,” and is qualified in its entirety by the terms and conditions set forth in the agreement itself, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.
(d)       Exhibits
99.1     Supplement Contract for Joint Investment to Develop and Construct NO.B48 lot in Beibei District Beibei New Town Construction Area, dated as of November 15, 2007, by and between Trio-Tech Chongqing Co. Ltd. and Jia Sheng Property Development Co. Ltd. (The attached exhibit is an English translation of the original Supplement, which is written in Chinese.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 19, 2007

TRIO-TECH INTERNATIONAL
By:	/s/ VICTOR H.M. TING
Victor H.M. Ting, Chief Financial Officer
and Vice President (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1 Supplement Contract for Joint Investment to Develop and Construct NO.B48 lot in Beibei District Beibei New Town Construction Area, dated as of November 15, 2007, by and between Trio-Tech Chongqing Co. Ltd. and Jia Sheng Property Development Co. Ltd. (The attached exhibit is an English translation of the original Supplement, which is written in Chinese.)